INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT is made by and between Bridge Bank, National Association (“Bank”) and LC Capital Master Fund LTD (“Creditor”) as of this 21st day of March, 2011.

RECITALS

A.           Creditor entered into a Loan and Security Agreement (the “Creditor Agreement”) with Vuzix Corporation (“Debtor”) dated as of December 23, 2010.  Bank proposes to provide financial accommodations to Debtor pursuant to a Loan and Security Agreement of even date (the “Bank Agreement”).

B.           Creditor and Bank (individually, a “Lender” and collectively, the “Lenders”) each has a perfected security interest in all personal property of Debtor (the "Collateral"), and desire to set forth in this Agreement their agreement as to the priority of such security interests.

NOW THEREFORE, the parties agree as follows:

1.           Creditor Collateral.  As used in this Agreement, “Creditor Collateral” means all of Debtor’s present and after-acquired equipment and intellectual property, including any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”), and the proceeds from the sale or disposition of all or any part, or rights in, foregoing.

2.           Bank Collateral.  As used in this Agreement, “Bank Collateral” means all of Debtor’s personal property, excluding the Creditor Collateral, provided however, notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the accounts and rights to payment generated in whole or in part from the Intellectual Property (the “Rights to Payment”), then the Bank Collateral shall automatically, and effective as of the date hereof, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment, it being understood that the Bank’s security interest in the Intellectual Property shall be subject and subordinate to the Creditor’s security interest therein.

3.           Subordination.

(a)           Subject to the succeeding sentence, all security interests now or hereafter acquired by Creditor in the Creditor Collateral shall at all times be prior and superior to any security interest, ownership interest or other interest or claim now held or hereafter acquired by Bank in the Creditor Collateral.  Notwithstanding the foregoing, all security interests now or hereafter acquired by Bank in the Bank Collateral shall at all times be prior and superior to any security interest, ownership interest, or other interest or claim now held or hereafter acquired by Creditor in the Bank Collateral, except to the extent Bank Collateral includes Intellectual Property.

(b)           The priorities specified in this Agreement shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or the giving of any notices of purchase money security interests or other notices, or possession of any Collateral, or any statutes, rules or law, or court decisions to the contrary.  The subordinations and priorities specified in this Agreement are conditioned upon the nonavoidability and perfection of the security interest to which another security interest is subordinated, and if the security interest to which another security interest is subordinated is not perfected or is avoidable, for any reason, then the subordinations and relative priority provided for in this Agreement shall not be effective as to the particular Collateral which is the subject of the unperfected or avoidable security interest.

4.           Lenders’ Rights.  Bank and Creditor each agree that the other may at any time, and from time to time, without the consent of the other party and without notice to the other party, renew, extend or increase any of the indebtedness, liabilities or obligations owing to it from Debtor (the “Secured Obligations”) and change any terms or provisions of the Secured Obligations and take any other action or omit to take any other action with respect to its Secured Obligations or its respective Collateral as it deems advisable in its sole discretion.  Notwithstanding the foregoing, neither the Creditor not the Bank shall amend or waive any financial covenants set forth in the Creditor Agreement or the Bank Agreement respectively (including those set forth in Section 6.9 of the Creditor Agreement and Section 6.10 of the Bank Agreement) without the other party’s prior written consent.  Bank and Creditor each waive any right to require the other to marshal any Collateral or other assets in favor of it or against or in payment of any or all of its Secured Obligations.

5.           Remedies.  Bank shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to Creditor Collateral, judicially or nonjudicially, or attempt to do any of the foregoing, without the prior written consent of Creditor, which shall be a matter of Creditor’s sole discretion.  Creditor shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to Bank Collateral (except to the extent the Bank Collateral includes the Intellectual Property), judicially or nonjudicially, or attempt to do any of the foregoing, without the prior written consent of Bank, which shall be a matter of Bank’s sole discretion.

6.           Insurance.  The Lender having a first priority security interest as set forth in this Agreement in any of the Collateral shall have the sole and exclusive right to adjust settlement of any insurance policy applicable to that Collateral in the event of any loss.  All proceeds of such policy shall be paid to the Lender having such first priority security interest.  After payment of such Lender’s claim and all expenses of collection, including reasonable attorneys’ fees and other costs, fees and expenses, any remaining proceeds shall be promptly remitted to the other Lender for application to the Secured Obligations owing to it.  The balance, if any, shall be paid to the Debtor.

7.           Revivor.  If, after payment of the Creditor Secured Obligations, Debtor thereafter becomes liable to Creditor on account of the Creditor Secured Obligations, or any payment made on the Creditor Secured Obligations shall, for any reason, be required to be returned or refunded by Creditor, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated Creditor Secured Obligations, without the necessity of any further act or agreement between Creditor and Bank.  If, after payment of the Bank Secured Obligations, Debtor thereafter becomes liable to Bank on account of the Bank Secured Obligations, or any payment made on the Bank Obligations shall for any reason be required to be returned or refunded by Bank, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated Bank Secured Obligations, without the necessity of any further act or agreement between Bank and Creditor.

8.           Waiver of Jury Trial; Judicial Reference.  Bank and Creditor each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to:  (i) this Agreement; or (ii) any other present or future instrument or agreement between Bank and Creditor relating to Debtor; or (iii) any conduct, acts or omissions of Bank or Creditor or any of their directors, officers, employees, agents, attorneys or any other persons affiliated with Bank or Creditor, relating to Debtor, in each of the foregoing cases, whether sounding in contract or tort or otherwise.

9.           General.  Creditor and Bank are not partners or joint venturers.  They have no other legal relationship other than as expressly set forth in written agreements between them.  Creditor and Bank each agree to execute all such documents and instruments and take all such actions as the other shall reasonably request in order to carry out the purposes of this Agreement, including without limitation appropriate amendments to financing statements executed by Debtor in favor of Creditor or Bank in order to refer to this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents, instruments, or amendments).  Creditor and Bank each represents and warrants to the other that it has not transferred or assigned any financing statement relating to Debtor and that it will not do so without first notifying the other in writing, and delivering a copy of this Agreement to the proposed transferee or assignee, and obtaining the acknowledgment of the proposed transferee or assignee that the transfer or assignment is subject to all of the terms of this Agreement.  This Agreement is solely for the benefit of Bank and Creditor and their successors and assigns, and neither Debtor nor any other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.  This Agreement sets forth in full the terms of agreement between Creditor and Bank with respect to the subject matter hereof, and may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by Creditor and Bank.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall be construed in accordance with, and governed by, the laws of the State of New York.  This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Intercreditor Agreement as of the date set forth above.

LC Capital Master Fund LTD

By:	/s/ Richard F. Conway

Title:	Director

Bridge Bank, National Association

By:	/s/ Dan Pistone

Title:	Senior Vice President

DEBTOR’S CONSENT AND AGREEMENT

Debtor consents to the terms of this Intercreditor Agreement and agrees not to take any actions inconsistent therewith.  Debtor shall obtain satisfactory lender loss payable endorsements naming both Creditor and Bank, as their interests may appear, with respect to policies that insure Collateral hereunder, or with such other designation as Creditor and Bank may agree.  Debtor will execute all such documents and instruments and take all such actions as Creditor or Bank shall reasonably request in order to carry out the purposes of this Agreement, including without limitation appropriate amendments to financing statements.

“Debtor”

Vuzix Corporation

By:	/s/ Paul J. Travers

Title:	President and CEO